MERRILL LYNCH MASTER BASIC VALUE TRUST, INC.

FILE # 811-10179

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
10/4/2004	General Mills	330,200	33,000,000	Citigroup Global Markets Inc. Merrill Lynch Morgan Stanley & Co. Incorporated Lehman Brothers Inc.